UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

0-22606
(Commission File Number)

June 17, 2008
Date of Report (Date of Earliest Event Reported):

BRITTON & KOONTZ CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi	64-0665423
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 Main Street, Natchez, Mississippi  39120
(Address of Principal Executive Offices) (Zip Code)

(601) 445-5576
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(b)           On June 17, 2007, The Board of Directors of Britton & Koontz Bank, N.A., the primary subsidiary of Britton & Koontz Capital Corporation (the “Registrant”), appointed Gordon S. LeBlanc, Jr. of Baton Rouge, Louisiana, to the bank board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BRITTON & KOONTZ CAPITAL CORPORATION

Date:	June 19, 2008	/s/ W. Page Ogden
W. Page Ogden
Chief Executive Officer

Britton & Koontz Capital Corporation

500 Main Street	601-445-5576
P O Box 1407	601-445-2481 Fax
Natchez, MS 39121	http://www.bkbank.com,
corporate@bkbank.com

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION:
June 19, 2008	W. Page Ogden, President & CEO
(Nasdaq - BKBK)	William M. Salters, Treasurer & CFO

BRITTON & KOONTZ BANK, N.A. APPOINTS NEW DIRECTOR

Natchez, Miss., June 19, 2008.  At its June meeting the Board of Directors of Britton & Koontz Bank, N.A., the primary subsidiary of Britton & Koontz Capital Corporation, appointed Gordon S. LeBlanc, Jr. of Baton Rouge, Louisiana, to the bank board.

Mr. LeBlanc, age 47, is a Principal and Managing Director of Stonehenge Capital Company, LLC, a private equity and venture capital company. In his leadership role for Stonehenge since 1999, he is responsible for the fundraising, product structuring and development efforts. From 1998 to 1999, Mr. LeBlanc was a Director of Banc One Capital Markets, Inc. where he served in a similar capacity. Prior to joining Banc One Capital, Mr. LeBlanc spent eight years with a NYSE-listed financial services company, serving most recently as Senior Vice President and Treasurer.  From 1985 to 1990, Mr. LeBlanc worked for Premier Bank, a Louisiana banking organization that was the predecessor to Bank One, Louisiana, serving in various positions, including commercial lender. Mr. LeBlanc received a BS in Civil Engineering and an MBA from Louisiana State University. Mr. LeBlanc has also successfully completed the Certified Public Accountant examination.

Commenting on the appointment, W. Page Ogden, president and CEO of Britton & Koontz stated:  “Mr. LeBlanc brings to B&K a wealth of knowledge of the bank’s Baton Rouge market.  He is a highly respected professional with strong experience in the investment and commercial banking areas.  I expect that the bank will benefit immensely from his participation on the board.”

Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz Bank, N.A. which operates three full service offices in Natchez, two in Vicksburg, Mississippi, and one in Baton Rouge, Louisiana.  As of March 31, 2008, the Company reported assets of $366 million and equity of $37 million.  The Company’s stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company.  Total shares outstanding at June 1, 2008, were 2,117,966.

Forward Looking Statements

This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries.  These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act.  Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties.  Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

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